Exhibit 99.1

Press Release – For Immediate Release

Monday, March 31, 2025

Mifflinburg Bancorp, Inc., announces retirement of Board Director

Mifflinburg, PA – Mifflinburg Bancorp, Inc. (the “Company”), and its wholly-owned subsidiary, Mifflinburg Bank and Trust Company (the ”Bank”), announce the retirement of John R. Showers from the Board of Directors of the Company and the Bank, effective March 31, 2025. We are grateful for Director Showers experience and insight over the last eleven years, which contributed to the success of the Company.